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                                                                                                      Exhibit 11

                                   GENRAD, INC. AND SUBSIDIARIES
                                 COMPUTATION OF EARNINGS PER SHARE
                                             (Unaudited)

                                                        Three Months Ended                Nine Months Ended
                                                  -----------------------------     ------------------------------
                                                  September 30,      October 1,     September 30,       October 1,
                                                           1995            1994              1995             1994
                                                  -------------      ----------     -------------       ----------
Primary:
--------
Weighted average number of
       shares outstanding                            19,789,000      19,076,000        19,651,000       18,915,000

Shares deemed outstanding from
       the assumed exercise of stock options          1,352,000         776,000           889,000          869,000
                                                    -----------     -----------       -----------      -----------
Total:                                               21,141,000      19,852,000        20,540,000       19,784,000
                                                    ===========     ===========       ===========      ===========

Earnings applicable to common shares                $ 2,176,000     $ 1,056,000       $ 9,168,000      $ 4,073,000
                                                    ===========     ===========       ===========      ===========
Earnings per share of common stock                  $      0.10     $      0.05       $      0.45      $      0.21
                                                    ===========     ===========       ===========      ===========


Fully Diluted:
--------------
Weighted average number of
       shares outstanding                            19,789,000      19,076,000        19,651,000       18,915,000

Shares deemed outstanding from
       the assumed exercise of stock options          1,670,000         776,000         1,670,000          869,000
                                                    -----------     -----------       -----------      -----------
Total:                                               21,459,000      19,852,000        21,321,000       19,784,000
                                                    ===========     ===========       ===========      ===========

Earnings applicable to common shares                $ 2,176,000     $ 1,056,000       $ 9,168,000      $ 4,073,000
                                                    ===========     ===========       ===========      ===========

Earnings per share of common stock                  $      0.10     $      0.05       $      0.43      $      0.21

                                                    ===========     ===========       ===========      ===========

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